Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Data

The following unaudited pro forma condensed combined balance sheet as of October 31, 2018, and the unaudited pro forma condensed combined statements of operations for the year ended April 30, 2018 and the six months ended October 31, 2018 (together, the “Pro Forma Financial Data”), are based upon the historical consolidated financial statements of Peak Resorts, Inc. (“Peak”) and Snow Time, Inc. (“Snow Time”) after giving effect to the acquisition of Snow Time by Peak and related financing transactions (the “Snow Time Acquisition”), and after applying the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial data.

Peak and Snow Time have different fiscal year ends. Accordingly, the unaudited pro forma condensed combined balance sheet as of October 31, 2018, combines Peak’s historical unaudited condensed consolidated balance sheet as of October 31, 2018, and Snow Time’s historical unaudited consolidated balance sheet as of September 30, 2018, and is presented as if the Snow Time Acquisition had occurred on October 31, 2018. The unaudited pro forma condensed combined statements of operations for the year ended April 30, 2018, combines the historical audited results of Peak for the year ended April 30, 2018, and the historical audited results of Snow Time for the twelve months ended March 31, 2018. The unaudited pro forma condensed combined statements of operations for the six months ended October 31, 2018, combines the historical unaudited results of Peak for the six months ended October 31, 2018, and the historical unaudited results of Snow Time for the six months ended September 30, 2018. The unaudited pro forma condensed combined statements of operations are presented as if the Snow Time Acquisition occurred on May 1, 2017.

The Pro Forma Financial Data is presented for informational purposes only, and does not purport to represent what Peak and Snow Time’s actual consolidated results of operations or consolidated financial condition would have been had the Snow Time Acquisition actually occurred on the date indicated, nor are they necessarily indicative of future consolidated results of operations or consolidated financial condition. The Pro Forma Financial Data should be reviewed in conjunction with (i) Peak’s audited consolidated financial statements and notes thereto included in Peak’s annual report on Form 10-K for the fiscal year ended April 30, 2018, filed with the Securities and Exchange Commission (the “SEC”) on July 17, 2018; (ii) Peak’s unaudited interim condensed consolidated financial statements and notes thereto included in Peak’s quarterly report on Form 10-Q for the period ended October 31, 2018, filed with the SEC on December 12, 2018; (iii) Snow Time’s audited consolidated financial statements and notes thereto included in Peak’s definitive proxy statement filed with the SEC on October 16, 2018; and (iv) Snow Time’s unaudited interim condensed consolidated financial statements and notes thereto filed as Exhibit 99.1 to Peak’s current report on Form 8-K of which this Exhibit 99.2 is a part, filed with the SEC on February 7, 2019.

The historical consolidated financial information has been adjusted in the Pro Forma Financial Data to give effect to pro forma events that are, based upon available information and certain assumptions, (i) directly attributable to the Snow Time Acquisition, (ii) factually supportable and reasonable under the circumstances, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results.

The Snow Time Acquisition will be accounted for using the acquisition method of accounting. Peak is the acquirer for accounting purposes, and thus Peak acquired, with the exception of certain excluded assets (see Note 5, Item G), all the assets, including identifiable intangible assets, and assumed all of the liabilities of Snow Time (the “Net Assets”). For purposes of the Pro Forma Financial Data, the Net Assets have been valued based on preliminary estimates of their fair values, which will be revised as additional information becomes available. The actual adjustments to Peak’s consolidated financial statements as of the closing of the Snow Time Acquisition will depend on a number of factors, including additional information available and the actual balance of the Net Assets. Therefore, the actual adjustments may differ from the pro forma adjustments, and the differences may be material.

The Pro Forma Financial Data does not reflect costs to integrate the operations of Peak and Snow Time or any cost savings, operating synergies or revenue enhancements that the combined companies may achieve as a result of the Snow Time Acquisition.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of October 31, 2018

						Pro Forma for
			(See Note 1)	(See Notes 4 & 5)		the Snow Time
	Historical		Reclassifications	Adjustments for the		Acquisition
	October 31, 2018	September 30, 2018	for the Snow Time	the Snow Time		October 31, 2018
	Peak Resorts	Snow Time	Acquisition	Acquisition		Combined
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$6,362	$10,048	$-	$(9,158)	A,B,F,G	$7,252
Restricted cash	1,245	-	-	-		1,245
Income tax receivable	8,857	-	-	-		8,857
Accounts receivable	764	230	-	-		994
Inventory	3,356	675	-	-		4,031
Prepaid expenses and deposits	7,839	1,493	-	-		9,332
Total current assets	28,423	12,446	-	(9,158)		31,711

Investments	-	39	-	-		39
Property and equipment, net	217,266	65,934	-	4,066	G,H	287,266
Land held for development	37,646	2,827	-	(1,827)	H	38,646
Restricted cash, construction	3,006	-	-	-		3,006
Goodwill and other intangible assets, net	-	1,893	(1,893)	-		-
Goodwill	4,382	-	1,500	10,715	I	16,597
Intangible assets, net	702	-	393	2,107	J	3,202
Other assets	2,206	-	-	-		2,206
Total assets	$293,631	$83,139	$-	5,903		$382,673

Liabilities and Stockholders' Equity
Current liabilities:
Revolving lines of credit	$12,415	$-	$-	-		$12,415
Current maturities of long-term debt	2,151	-	-	-		2,151
Accounts payable	-	2,012	(2,012)	-		-
Accrued liabilities	-	842	(842)	-		-
Sales and amusement tax collected	-	27	(27)	-		-
Accounts payable and accrued expenses	17,508		2,881	-		20,389
Accrued salaries, wages and related taxes and benefits	947	-	-	-		947
Unearned revenue	22,108	3,151	-	-	K	25,259
Current portion of deferred gain on sale/leaseback	333	-	-	-		333
Total current liabilities	55,462	6,032	-	-		61,494

Long-term debt, less current maturities	165,777	-	-	47,908	A	213,685
Deferred gain on sale/leaseback	2,346	-	-	-		2,346
Deferred income taxes	7,809	-	-	6,597	L	14,406
Other liabilities	486	1,921	-	-		2,407
Total liabilities	231,880	7,953	-	54,505		294,338

Series A Preferred Stock	17,401	-	-	17,500	B	34,901

Stockholders' equity:
Common Stock	140	274	-	(262)	M,N	152
Additional paid-in capital	86,738	1	-	9,694	A,B,M,N	96,433
Accumulated deficit	(42,528)	74,911	-	(75,534)	F,M	(43,151)
Total stockholders' equity	44,350	75,186	-	(66,102)		53,434
Total liabilities and stockholders' equity	$293,631	$83,139	$-	5,903		$382,673

See accompanying notes to unaudited pro forma condensed combined financial data

Unaudited Pro Forma Combined Statements of Operations

for the Year Ended April 30, 2018

						Pro Forma for the
						Snow Time
	Historical		(See Note 1)	(See Notes 4 & 5)		Acquisition
	Twelve months	Twelve months	Reclassifications	Adjustments for the		Twelve months
	April 30, 2018	March 31, 2018	for the Snow Time	Snow Time		April 30, 2018
	Peak Resorts	Snow Time	Acquisition	Acquisition		Combined
	(dollars in thousands, except per share amounts)

Net revenue	$131,662	$48,499	$897	$-		$181,058
Operating expenses:				-		-
Resort operating expenses	96,593	-	36,601	-		133,194
Depreciation and amortization	13,231	-	6,621	642	H,J	20,494
General and administrative expenses	5,797	11,135	(7,835)	(4)	O	9,093
Land and building rent	1,401	-	-	-		1,401
Real estate and other taxes	2,286	-	929	-		3,215
Restructuring and impairment charges	2,135	-	-	-		2,135
Cost of operations	-	16,520	(16,520)	-		-
Direct operating expenses	-	13,491	(13,491)	-		-
Other operating expenses	-	4,680	(4,680)	-		-
	121,443	45,826	1,625	638		169,532
Income from operations	10,219	2,673	(728)	(638)		11,526

Other (expense) income:

Interest expense, net	(13,322)	-	46	(4,567)	D,E,G	(17,843)
Gain on sale/leaseback	333	-	-	-		333
Other income (expense)	160	(755)	682	-		87
	(12,829)	(755)	728	(4,567)		(17,423)

(Loss) income before income taxes	(2,610)	1,918	-	(5,205)		(5,897)
Income tax benefit	(3,962)	-	-	(864)	P	(4,826)
Net income (loss)	$1,352	$1,918	$-	$(4,341)		$(1,071)

Less declaration and accretion of Series A Preferred Stock dividends	(1,600)	-	-	(1,600)	C	(3,200)
Net (loss) income attributable to common shareholders	$(248)	$1,918	$-	$(5,941)		$(4,271)
				-
Basic and diluted shares outstanding	14,060,739			1,183,432	N	15,244,171

Basic and diluted loss per share	$(0.02)					$(0.28)

See accompanying notes to unaudited pro forma condensed combined financial data

Unaudited Pro Forma Combined Statements of Operations

for the Six Months Ended October 31, 2018

						Pro Forma for the
						Snow Time
	Historical					Acquisition
	Six months	Six months	(See Note 1)	(See Notes 4 & 5)		Six months
	October 31,	September 30,	Reclassifications	Adjustments for the		October 31,
	2018	2018	for the Snow Time	Snow Time		2018
	Peak Resorts	Snow Time	Acquisition	Acquisition		Combined
	(dollars in thousands, except per share amounts)

Net revenue	$14,991	$6,535	$165	$-		$21,691
Operating expenses:
Resort operating expenses	27,989	-	11,984	-		39,973
Depreciation and amortization	6,732	-	3,386	326	H,J	10,444
General and administrative expenses	3,159	4,939	(4,304)	(361)	O	3,433
Land and building rent	1,292	-	-	-		1,292
Real estate and other taxes	672	-	92	-		764
Restructuring and impairment charges	190	-	-	-		190
Cost of operations	-	4,465	(4,465)	-		-
Direct operating expenses	-	5,050	(5,050)	-		-
Other operating expenses	-	1,665	(1,665)	-		-
	40,034	16,119	(22)	(35)		56,096
Income from operations	(25,043)	(9,584)	187	35		(34,405)

Other (expense) income:

Interest expense, net	(6,825)	-	102	(2,364)	D,E,G	(9,087)
Gain on sale/leaseback	166	-	-	-		166
Other income (expense)	47	290	(289)	-		48
	(6,612)	290	(187)	(2,364)		(8,873)

(Loss) income before income taxes	(31,655)	(9,294)	-	(2,329)		(43,278)
Income tax benefit	(8,857)	-	-	(3,321)	P	(12,178)
Net income (loss)	$(22,798)	$(9,294)	$-	$992		$(31,100)

Less declaration and accretion of Series A Preferred Stock dividends	(800)	-	-	(800)	C	(1,600)
Net (loss) income attributable to common shareholders	$(23,598)	$(9,294)	$-	$192		$(32,700)

Basic and diluted shares outstanding	14,095,100			1,183,432	N	15,278,532

Basic and diluted loss per share	$(1.67)					$(2.14)

See accompanying notes to unaudited pro forma condensed combined financial data

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(dollars in thousands, except per share amounts)

1. Basis of Presentation

General

On November 21, 2018, Peaks Resorts, Inc. (“Peak”) acquired 100% of the outstanding capital stock of Snow Time, Inc. (“Snow Time”) for total consideration of $73,602, including $67,625 paid in cash and 1,183,432 shares of Peak’s common stock with a value of $5,977 based on the closing price of a share of Peak common stock on November 21, 2018. The purchase price is subject to adjustment based on the measurement of certain working capital items as of the closing date of the transaction. The cash portion of the Snow Time Acquisition purchase price was funded with the proceeds of debt and preferred stock issued by Peak. The acquisition of the Snow Time capital stock and related financing transactions are referred to in these notes as the “Snow Time Acquisition.” The unaudited pro forma condensed combined financial data was prepared using the acquisition method of accounting and was based on the historical financial statements of Peak and Snow Time (the “Pro Forma Financial Data”). The historical consolidated financial information has been adjusted in the Pro Forma Financial Data to give effect to pro forma events that are, based upon available information and certain assumptions, (i) directly attributable to the Snow Time Acquisition, (ii) factually supportable and reasonable under the circumstances, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results.

Peak and Snow Time have different fiscal year ends. For ease of reference, all pro forma statements use Peak’s year end and no adjustments were made to Snow Time’s reported information for its different period end dates. Accordingly, the unaudited pro forma condensed combined balance sheet as of October 31, 2018, combines Peak’s historical unaudited condensed consolidated balance sheet as of October 31, 2018, and Snow Time’s historical unaudited consolidated balance sheet as of September 30, 2018, and is presented as if the Snow Time Acquisition had occurred on October 31, 2018. The unaudited pro forma condensed combined statements of operations for the year ended April 30, 2018, combines the historical audited results of Peak for the year ended April 30, 2018, and the historical audited results of Snow Time for the twelve months ended March 31, 2018. The unaudited pro forma condensed combined statements of operations for the six months ended October 31, 2018, combines the historical unaudited results of Peak for the six months ended October 31, 2018, and the historical unaudited results of Snow Time for the six months ended September 30, 2018. The unaudited pro forma condensed combined statements of operations are presented as if the Snow Time Acquisition occurred on May 1, 2017.

Acquisition Accounting

The Snow Time Acquisition will be accounted for using the acquisition method of accounting. For the purposes of the Pro Forma Financial Data, Peak has been treated as the acquirer and will account for the transaction by using its historical accounting information and accounting policies and adjusting for the fair value of the assets acquired, including identifiable intangible assets and liabilities assumed from Snow Time (the “Net Assets”) as of the date of the Snow Time Acquisition at their respective fair values. The process for estimating the fair values of the Net Assets requires the use of significant estimates and assumptions. The amount by which the acquisition date fair value of the purchase price (consideration transferred) exceeds the fair value of net identifiable assets acquired (see Note 3) will be recognized as goodwill. The purchase price allocation is subject to finalization of Peak’s analysis of the fair value of the Net Assets as of the date of the Snow Time Acquisition. Accordingly, the purchase price allocation reflected in this Pro Forma Financial Data is preliminary and will be adjusted upon the completion of the final valuation. Such adjustments could be material. The final valuation is expected to be completed as soon as practicable but no later than one year after the consummation of the Snow Time Acquisition.

Accounting Policies

The unaudited Pro Forma Financial Data does not assume any differences in accounting policies between Peak and Snow Time. Peak is in the process of reviewing Snow Time’s accounting policies, and as a result of that review, Peak may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the Pro Forma Financial Data. At this time, Peak is not aware of any difference that would have a material impact Pro Forma Financial Data.

Reclassifications

Certain reclassifications have been made to the historical financial statements of Snow Time to conform to Peak’s presentation. These adjustments primarily relate to (i) reclassifying depreciation expense included in cost of goods sold and direct operating expenses to the depreciation caption, (ii) reclassifying ancillary revenue from the other income caption below operating income to the net revenue caption, (iii) reclassifying incentive compensation expense from the other expense caption to the general and administrative expenses caption, and (iv) reclassifying goodwill and intangible assets to show each component separately.

2. Transactions with Cap 1 LLC

In connection with the Snow Time Acquisition, Peak entered into a two-year 6.95% fixed rate senior secured term loan facility (the “Term Loan”) in the amount of $50,000 with Cap 1 LLC (“Cap 1”) to fund a portion of the cash consideration paid as part of the consideration transferred in the Snow Time Acquisition. Pursuant to the terms of the Term Loan, as consideration for issuing the Term Loan, Peak issued warrants (the “Term Loan Warrants”) to purchase common stock to Cap 1. For the purpose of the Pro Forma Financial Data, the amounts presented as pro forma for the Snow Time Acquisition assume the funding of $50,000 and the issuance of the warrants under the Term Loan on May 1, 2017.

In connection with the Snow Time Acquisition Peak exercised an existing option to issue Cap 1 an additional 20,000 shares of Peak’s Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”), along with warrants (the “Preferred Warrants”) to purchase common stock, for an aggregate consideration of $20,000, which was used to fund the remainder of the cash portion of the Snow Time Acquisition purchase price. For the purpose of the unaudited pro forma condensed combined statements of operations, the amounts presented as pro forma for the Snow Time Acquisition assume the issuance of the Preferred Stock and Preferred Warrants for consideration received of $20,000 on May 1, 2017.

3. Preliminary Allocation of Consideration Transferred to Net Assets Acquired

The acquisition method of accounting requires that the purchase price (consideration transferred) in a business combination be allocated to the Net Assets acquired based on their estimated fair value. For the purpose of the Pro Forma Financial Data, Peak has made a preliminary allocation of the purchase price to the Net Assets acquired as follows:

Tangible assets and liabilities:
Accounts receivable	$230
Inventories	675
Property and equipment	70,000
Land held for development	1,000
Other current and long-term assets	1,532
Accounts payable and accrued liabilities	(2,881)
Unearned revenue	(3,151)
Deferred income taxes	(6,597)
Other long-term liabilities	(1,921)
Intangible assets:
Identifiable intangible asset	2,500
Goodwill	12,215
Total preliminary purchase price allocation	$73,602

The following table reconciles the historical value of the Net Assets as of October 31, 2018 to the fair value of the Net Assets:

Historical value of Net Assets at October 31, 2018	$75,186
Net assets excluded from the Snow Time Acquisition	(10,250)
Elimination of the historical value of intangible assets	(1,893)
Recognition of intangible assets acquired:
Identifiable intangible assets	2,500
Goodwill	12,215
Adjustments to the historical carrying value of assets and liabilities based on Peaks’ preliminary estimates of fair value:
Property and equipment	4,268
Land held for development	(1,827)
Deferred income taxes	(6,597)
Fair value of Net Assets	$73,602

4. Pro Forma Adjustments for the Transactions with Cap 1 LLC

Adjustments included in the column under the heading “Adjustments for the Snow Time Acquisition” which relate to the transactions with Cap 1 reflect the following:

A.	Reflects the receipt of the $50,000 proceeds from the Term Loan and the use of all or a portion of those proceeds to pay a portion of the $67,625 cash consideration for the Snow Time Acquisition and to pay $862 of financing costs associated with the Term Loan. On a preliminary basis, Peak has valued the Term Loan Warrants at $1,230 and have reflected them in the unaudited pro forma condensed combined balance sheet as a discount for the Term Loan.

B.	Reflects the receipt of the $20,000 proceeds from the sale of the Preferred Stock and Preferred Warrants and the use of all or a portion of those proceeds to pay the remaining portion of the $67,625 cash consideration for the Snow Time Acquisition. On a preliminary basis, Peak has valued the Preferred Warrants at $2,500 and have allocated that portion of the proceeds from the sale of Preferred Stock to additional paid-in capital.

C.	Reflects the accretion or payment of Preferred Stock dividends of $800 and $1,600 for the six months ended October 31, 2018 and for the year ended April 30, 2018, respectively.

D.	Reflects amortization of i) the Term Loan deferred financing costs and ii) the Term Loan discount totaling $524 and $1,036 for the six months ended October 31, 2018 and for the year ended April 30, 2018, respectively.

E.	Reflects the Term Loan cash interest expense of $1,738 and $3,475 for the six months ended October 31, 2018 and for the year ended April 30, 2018, respectively.

5. Pro Forma Adjustments for the Snow Time Acquisition

Adjustments in the column under the heading “Adjustments for the Snow Time Acquisition” which are necessary to reflect the Snow Time Acquisition and related acquisition accounting include the following:

F.	Reflects the impact on cash of Peak’s $623 of acquisition related fees and expenses paid subsequent to October 31, 2018, with a corresponding increase in accumulated deficit.

G.	Reflects the elimination of cash of $10,048 and property and equipment of $202 which were excluded from Net Assets acquired. Reflects the elimination of interest income of $46 and $102 associated with the excluded Snow Time cash.

H.	Reflects (i) the elimination of the historic carrying value of Snow Time’s property, equipment and land held for development, (ii) the recognition of the estimated fair value of Snow Time’s property, equipment and land held for development, and (iii) the adjustment to the related depreciation expense for the six months ended October 31, 2018 and the year ended April 30, 2018. For the purpose of the Pro Forma Financial Data, the fair value of property and equipment was estimated based on Peak’s preliminary estimates of fair value as of the transaction closing date.

I.	Reflects (i) the elimination of Snow Time’s historical goodwill of $1,500 and (ii) recognition of $12,215 of goodwill resulting from the Snow Time Acquisition.

J.	Reflects (i) the elimination of Snow Time’s historical intangible assets of $393, (ii) the recognition of intangible assets of $2,500 for Snow Time’s trade names, customer lists, favorable water agreements and liquor licenses, and (iii) the recognition of intangible asset amortization expense of $120 and $238 for the six months ended October 31, 2018 and the year ended April 30, 2018, respectively, related to the definite-lived intangible assets. For the purpose of the Pro Forma Financial Data, the fair value of identifiable intangible assets was estimated based on Peak’s preliminary estimates of fair value as of the transaction closing date.

K.	Snow Time’s historic unearned revenue represents payments collected from customers for services to be provided during the 2018/2019 snow sports season. Peak is in the process of estimating the fair value of this liability and, for the purpose of the Pro Forma Financial Data, the fair value of the liability for unearned revenue acquired from Snow Time is assumed to equal its carrying value.

L.	Reflects the recognition of $6,597 of deferred tax liabilities related to the difference between the book value and tax basis of the Net Assets acquired.

M.	Reflects the elimination of the historical equity of Snow Time in accordance with acquisition accounting.

N.	Reflects the payment of acquisition consideration in the form of 1,183,432 shares of Peak common stock valued, based on the closing price of a share of Peak common stock on the transaction closing date, at $5,977 with a total par value of $12.

O.	Reflects the elimination of Snow Time’s acquisition related expenses of $29 and $4 for the six months ended October 31, 2018 and the year ended April 30, 2018, respectively, and the elimination of Peak’s historic acquisition costs of $332 for the six months ended October 31, 2018.

P.	Snow Time provides for income taxes under Subchapter S of the Internal Revenue code and as such does not account for income taxes in its financial statements. Reflects (i) the provision for income taxes for the income (loss) before taxes of Snow Time at an effective rate of 28.9% under the tax rules applicable to Peak and (ii) the tax effect of the above adjustments to the unaudited pro forma condensed combined statements of operations.